Exhibit 10(B)


SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
CABLE ADDRESS: LADYCOURT, NEW YORK
FACSIMILE: (212) 558-3588 (125 Broad Street)
           (212) 558-3792 (250 Park Avenue)

                                           125 BROAD STREET, NEW YORK 10004-2498
                                                      ----------
                                            250 PARK AVENUE, NEW YORK 10177-0021
                         1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
                                 444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                   8, PLACE VENDOME, 75001 PARIS
                          ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                              101 COLLINS STREET, MELBOURNE 3000
                                 2-1, MARUNOUCHI 1-CHROME, CHIYODA-KU, TOKYO 100
                                   GLOUCESTER TOWER, 11 PEDDER STREET, HONG KONG



                                                               February 25, 1997

Prudential Tax-Free Money Fund, Inc.,
   Gateway Center Three,
      100 Mulberry Street,
            New York, New York 07102-4077.

Dear Sirs:


         You have requested our opinion in connection with your filing of Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A (the "Post-Effective Amendment") under the Securities Act of 1933 (the "Act") and your registration in connection therewith of 53,554,629 shares of your Common Stock, $.01 par value (the "Shares") pursuant to Rule 24e-2 under the Investment Company Act of 1940.


         As your counsel, we are familiar with your organization and corporate status and the validity of your Common Stock.

         We advise you that, in our opinion, when the Post-Effective Amendment relating to the Shares has become effective under the Act, the Shares, when duly issued and sold, for not less than the par value thereof and in conformity with your charter, will be duly authorized and validly issued, fully paid and nonassessable.

Prudential Tax-Free Money Fund, Inc.

         The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Laws of the State of Maryland, and we are expressing no opinion as to the effect by the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, your officers and other sources believed by us to be responsible.

         We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,


                                        /s/ SULLIVAN & CROMWELL
                                            ---------------------------
                                            Sullivan & Cromwell